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                                                                       Exhibit 5

                         [LETTERHEAD OF BAKER & DANIELS]

                                                 June 25, 2004
Brightpoint, Inc.
501 Airtech Parkway
Plainfield, Indiana  46168

Gentlemen:

         We have acted as counsel to Brightpoint, Inc., an Indiana corporation (the "Company"), in connection with the preparation and filing, pursuant to Rule 414(d) under the Securities Act of 1933, as amended (the "Securities Act"), of Post-Effective Amendment No. 2 (the "Amendment") to the Registration Statement on Form S-8 (the "Registration Statement") filed on September 27, 1999 (Registration No. 333-87863) by Brightpoint, Inc., a Delaware corporation ("Brightpoint Delaware"). The Company is the successor to Brightpoint Delaware as a result of a reincorporation merger whereby Brightpoint Delaware merged with and into Brightpoint Indiana Corp. ("Brightpoint Indiana"), its wholly owned subsidiary, with the Brightpoint Indiana as the surviving corporation, pursuant to the Plan and Agreement of Merger dated as of April 23, 2004, between Brightpoint Delaware and Brightpoint Indiana (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, Brightpoint Indiana changed its name to Brightpoint, Inc. as of the effective time of the merger. The Registration Statement and the Amendment relate to shares of the common stock, par value $0.01 per share (the "Plan Shares"), and related preferred stock purchase rights (the "Rights," and collectively with the Plan Shares, the "Securities"), of the Company issuable by the Company (as successor to Brightpoint Delaware) under the Brightpoint, Inc. 1994 Stock Option Plan, as amended; 1996 Stock Option Plan, as amended; Non-Employee Director Stock Option Plan; and 1999 Brightpoint Inc. Employee Stock Purchase Plan (collectively, the "Plans").

         In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Merger Agreement, the Plans, the Company's Amended and Restated Articles of Incorporation and bylaws, Brightpoint Indiana's Articles of Incorporation and bylaws, Brightpoint Delaware's certificate of incorporation and bylaws, resolutions of the boards of directors of the Company, Brightpoint Indiana and Brightpoint Delaware and such other documents and corporate records as we have deemed appropriate for the purpose of rendering this opinion. We have also examined a Certificate of Secretary of the Company dated the date hereof (the "Certificate"). In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the certifications, statements or representations of the Company (including the Certificate) and have not independently verified the matters stated therein.

         For purposes of this opinion, we have assumed that the Plan Shares will be issued in accordance with the terms of the Plan and any shares of Series A Preferred Stock issued upon exercise of the Rights will be issued in accordance with the Company's charter and Rights Agreement.
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         Based upon the foregoing, it is our opinion that the Securities, when sold, paid for and issued as contemplated by the terms of the Plans, will be validly issued, fully paid and nonassessable.

         Our opinion expressed above is limited to the federal law of the United States and the laws of the State of Indiana.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement as Amended by this Post Effective Amendment No. 2, and to the use of our name as your counsel in connection with the Registration Statement as Amended by this Post Effective Amendment No. 2 and in the Prospectus forming a part thereof. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.


                                                        Very truly yours,

                                                        /s/ Baker & Daniels
                                                        ------------------------
                                                        Baker & Daniels